Exhibit 21:

Subsidiaries of the Registrant

Hudson Technologies Company incorporated in the State of Delaware

Hudson Holdings, Inc. incorporated in the State of Nevada

Glacier International, Inc. incorporated in the State of New York

Glacier Trading Corp., incorporated in the State of New York

HFC International, Inc., incorporated in the State of New York

HFC Traders, Inc., incorporated in the State of New York

RGIT Trading Corp., incorporated in the State of New York

RCTI Corp., incorporated in the State of New York

RCTI Trading, Inc., incorporated in the State of New York

RGIT, Inc.,incorporated in the State of New York

RGT Enterprises, Inc., incorporated in the State of New York

RCT International, Inc., incorporated in the State of New York

CCNY International, Inc. incorporated in the State of New York

CCNY Traders, Inc. incorporated in the State of New York

CCS Trading, Inc. incorporated in the State of New York

NYCCS Trading Corp. incorporated in the State of New York

RRC International, Inc. incorporated in the State of New York

RRC Technical Corp. incorporated in the State of New York

RRCA Corp. incorporated in the State of New York

RRCA Enterprises, Inc. incorporated in the State of New York

RRI Enterprises, Inc. incorporated in the State of New York

RRI Trading Corp. incorporated in the State of New York

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